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                                                             EXHIBIT d(2)(F)(iv)

                FORM OF FOURTH AMENDMENT TO SUBADVISORY AGREEMENT

                               ING INVESTORS TRUST

         This Fourth Amendment, effective as of September 1, 2003, amends the Subadvisory Agreement (the "Agreement") dated the 26th day of February, 1999, as amended, among ING Investors Trust, a Massachusetts business trust (the "Trust"), Directed Services, Inc., a New York corporation (the "Manager") and A I M Capital Management, Inc., a Texas corporation (the "Sub-Adviser") with regards to AIM Mid Cap Growth Portfolio, a series of the Trust.

                               W I T N E S S E T H

         WHEREAS, the parties desire to amend the Agreement and agree that the amendments will be effective as of September 1, 2003.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 9 is hereby deleted in its entirety and replaced with the following:

                  9.       Services to Other Companies or Accounts

                  (a) The Trust understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Trust has no objection to the Sub-Adviser's so acting, provided that whenever the Portfolios and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolios. In addition, the Trust understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                  (b) The services of the Sub-Adviser to the Portfolios and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Sub-Adviser may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Portfolios, except that such consultations are permitted between the current and successor sub-advisers of the Portfolios in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

         2. Each Section number and applicable references to each Section following the inserted Section 9 above, will increase numerically by one (i.e., Section 13 will be Section 14, etc.).

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         3.       Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         4. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                               ING INVESTORS TRUST

                               By: ________________________________
                                   Robert S. Naka
                                   Senior Vice President

                               DIRECTED SERVICES, INC.

                               By: ________________________________
                                   Name:   ________________________
                                   Title:  ________________________

                               A I M CAPITAL MANAGEMENT, INC.

                               By: ________________________________
                                   Name:   ________________________
                                   Title:  ________________________

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